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                                                               EXECUTION VERSION


                                12,000,000 Shares

                            AKAMAI TECHNOLOGIES, INC.

                                  Common Stock

                                ($0.01 Par Value)


                             UNDERWRITING AGREEMENT


                                                                October 31, 2005



Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Ladies and Gentlemen:

      Akamai Technologies, Inc., a Delaware corporation (the "Company"), proposes to sell to Deutsche Bank Securities Inc. (the "Underwriter") an aggregate of 12,000,000 shares of the Company's Common Stock, $0.01 par value (the "Firm Shares"). The Company also proposes to sell at the Underwriter's option an aggregate of up to 1,800,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below. The Firm Shares and the Option Shares, to the extent the aforementioned option is exercised, are collectively referred to herein as the "Shares."

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, on Form S-3 (File No. 333-53906), relating to the Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement," and the related prospectus covering the Shares in the form contained in the Registration Statement at the time of effectiveness is hereinafter referred to as the "Base Prospectus." The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus," and the term "preliminary prospectus" means any preliminary form of the Prospectus. As used herein, the terms "Registration Statement," "Base Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated therein by reference. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such
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Rule 462 Registration Statement. The terms "supplement," "amendment" or "amend"
as used in this Agreement with respect to the Registration Statement, Base Prospectus, Prospectus or preliminary prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference therein.

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

      1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            (a) The Company represents and warrants to the Underwriter as follows:

                  (i) At the time the Registration Statement was filed with the Commission, the Company met the applicable eligibility requirements for use of Form S-3; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (ii) (A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use therein.

                  (iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. Each of the subsidiaries of the Company as listed in Schedule I hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing under the laws of the jurisdiction of its organization as an entity of the type specified in such
Schedule I and is in good standing under such laws (to the extent such status exists under such laws), with corporate or similar power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, result in any material adverse change in the business, financial condition, results of operations or prospects of the Company or its Subsidiaries, taken together as a whole (a "Material Adverse Change"). The outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such status exists under the laws of the jurisdictions in which the Subsidiaries are organized) and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                  (iv) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock of the Company.

                  (v) The information set forth under the caption "Capitalization" in the Prospectus is true and correct as of the date or dates indicated. All of the Shares conform to the description thereof contained in the Prospectus. Except as described in the Prospectus and except as has been granted under the (i) the Second Amended and Restated 1998 Stock Incentive Plan, (ii) the 2001 Incentive Stock Option Plan, and (iii) the 1999 Employee Stock Purchase Plan, , (A) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and (B) there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.

                  (vi) The Commission has not issued an order preventing or suspending the use of the Prospectus relating to the proposed offering of the Shares nor instituted, to the Company's knowledge, proceedings for that purpose.

                  (vii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes included in the Registration Statement and the Prospectus, present fairly in all material respects the financial position, the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included in the Prospectus present fairly, on the basis stated in the Prospectus, the information shown therein and such data have been compiled on a basis

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consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (viii) To the Company's knowledge after reasonable inquiry,
(a) PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of the Prospectus, are independent public accountants as required by the Securities Act and the and the applicable rules and regulations of the Commission thereunder and Rule 3600T of the Public Company Accounting Oversight Board (the "PCAOB") and (b) BDO Seidman, LLP, who have certified certain of the financial statements of Speedera Networks, Inc. as independent certified public accountants with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings.

                  (ix) There is no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries which if determined adversely to the Company or any of its Subsidiaries is reasonably likely to result in any Material Adverse Change or might prevent the consummation of the transactions contemplated hereby, except as set forth in the Prospectus.

                  (x) The Company and the Subsidiaries have good and valid title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Prospectus as owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Prospectus or which do not materially affect the value of such properties and assets and do not interfere with the use made and proposed to be made of such properties and assets by the Company and the Subsidiaries. The Company and the Subsidiaries occupy their leased real properties under valid and binding leases, with such exceptions as are not reasonably likely to result in a Material Adverse Change and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries, except as described in the Prospectus.

                  (xi) Since the respective dates as of which information is given in the Prospectus, as it may be amended or supplemented, (i) there has not occurred any Material Adverse Change or any development that is reasonably likely to result in a Material Adverse Change, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus, as it may be amended or supplemented and (ii) neither the Company nor any Subsidiary has incurred any material liability, direct or contingent, nor entered into any material transaction other than in the ordinary course of business.

                  (xii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust

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or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the Certificate of Incorporation of the Company, as amended and/or restated (the "Charter") or By-Laws of the Company, as amended and/or restated (the "By-Laws"), or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

                  (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xiv) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except for (A) the filing of the Prospectus specifically relating to the Shares with the Commission, (B) the electronic filing on COBRADesk, including the filing of the Prospectus and other documents necessary for the review of the offering of the Shares in accordance with Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") (C) letter from the NASD confirming that the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements or (D) such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (xv) The Company and each of the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, other than those which, if not so possessed, would not result in a Material Adverse Change, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change, except as described the Prospectus.

                  (xvi) The Company and each of the Subsidiaries own or possess, or believes that it would be able to license on reasonable and customary terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it in the manner in which it is conducted, and neither the Company nor any of its Subsidiaries have received any notice of infringement of, or conflict with, asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Change.

                  (xvii) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or

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manipulation of the price of the shares of the Company's Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

                  (xviii) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be required to register as an "investment company" pursuant to the 1940 Act.

                  (xix) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals.

                  (xx) The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the registrant's internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred since the date of the most recent evaluation of such internal controls that has materially affected, or is reasonably likely to materially affect, the Company's internal controls over financial reporting.

                  (xxi) The Company and each of its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, result in a Material Adverse Change.


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                  (xxii) There are no costs or liabilities associated with
Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, result in a Material Adverse Change.

                  (xxiii) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Change.

                  (xxiv) The Company and each of its Subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company's reasonable judgment, are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change, except as described in the Prospectus.

                  (xxv) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as has been satisfied or waived. No such contract, agreement or understanding contains a provision requiring the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (xxvi) The Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

                  (xxvii) Solely to the extent that the Sarbanes-Oxley Act has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

                  (xxviii) There are no relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

      2. Purchase, Sale and Delivery of the Firm Shares and the Option shares.


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            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase, at a price of $16.855 per Share, the Firm Shares.

            (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery of certificates for the account of the Underwriter. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

            (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per Share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, to the Company, setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

      3.    Offering by the Underwriter.

            It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares are to be initially offered to the public at the offering price set forth in the Prospectus.

      4.    Covenants of the Company.

            (a)  The Company covenants and agrees with the Underwriter that:

                  (i) The Company will (A) use its best efforts to prepare and timely file with the Commission under Rule 424(b) of the rules and regulations of the Commission promulgated


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pursuant to the Securities Act a Prospectus in a form approved by the
Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (ii) The Company will advise the Underwriter promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

                  (iv) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any preliminary prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request.

                  (v) The Company will comply with the Securities Act and the rules and regulations of the Commission thereunder, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by the Securities Act to be delivered by the Underwriter or dealer, any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of

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the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (vii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of the Company's Common Stock or derivative of such Common Stock (or agreement for such), including the filing of any registration statement under the Securities Act (other than registration statements on Form S-8) or any other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock of the Company, will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter, provided, however, that the Company may (A) grant stock options, restricted stock, deferred stock units or other stock-based awards to employees, consultants or directors pursuant to the terms of its plans in effect on the date hereof and described in the Prospectus or incorporated by reference therein, (B) issue shares of its Common Stock pursuant to: (1) the exercise of such options and stock-based awards, (2) the exercise of any employee stock options outstanding on the date hereof and (3) the distribution of vested deferred stock units in effect as of the date hereof,
(C) issue shares of its Common Stock upon the conversion of convertible securities issued prior to the date hereof and described in the Prospectus or incorporated by reference therein, (D) issue shares of its Common Stock or other securities convertible into or exchangeable or exercisable for shares of its Common Stock or derivative of its Common Stock (or enter into agreements for such) in connection with one or more acquisitions by the Company of assets, capital stock or businesses of unaffiliated persons or entities (whether by mergers, exchanges of stock or otherwise), or in connection with the entering into of one or more strategic partnering agreements with unaffiliated entities, or (E) issue shares in connection with the acquisition by the Company or one of its Subsidiaries of the assets or capital stock of another person or entity, whether through merger, asset acquisition, stock purchase or otherwise, provided that, in the case of clauses (D) and (E), each person or entity receiving any such securities of the Company (or entering into any agreement for such) pursuant to any such acquisition or agreement shall enter into a letter agreement with transfer restriction terms (including a lock-up period continuing for 90 days after the date of this Agreement) equivalent to those set forth above in this sentence.

                  (viii) The Company will use its best efforts to list the Shares for quotation on the Nasdaq National Market.

                  (ix) The Company has caused each of its directors listed on
Schedule II hereto to furnish to you, on or prior to the date of this Agreement, a letter or letters, in the form attached hereto as Exhibit I, pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for such Common Stock or derivative of such Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Underwriter ("Lockup Agreements").

                  (x) The Company shall apply the net proceeds of the sale of Shares as set forth in the Prospectus.

                  (xi) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

      5.    Costs and Expenses.

            The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriter's Selling Memorandum (if any), the Underwriters' Invitation Letter (if any), the Listing Application and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriter incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriter's expenses (other than to the extent set forth in the preceding sentence with respect to expenses related to qualification under NASD regulations and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated, in accordance with the terms hereof, because the conditions in Section 6 hereof are not satisfied, unless such failure is due primarily to the default or omission of the Underwriter, or because this Agreement is terminated by the Underwriter pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder.

      6.    Conditions of Obligations of the Underwriter.

            The obligation of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance in all material respects by the Company of its covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Securities Act shall have been made within the applicable time period prescribed by, and in compliance with the applicable rules and regulations of the Commission promulgated under the Securities Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or State court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

            (b) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter substantially to the effect that:

                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business and to own, lease and operate its properties, as such business and properties are described in the Prospectus.

                  (ii) The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in the States identified in such opinion.

                  (iii) The Shares to be sold by the Company have been duly authorized and, when issued and delivered to the Underwriter against payment therefor as provided by this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive rights under the Delaware General Corporation Law statute or the Charter of the Company.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company.

                  (v) Except as may be required under the Securities Act and the rules and regulations of the Commission thereunder and the Exchange Act and the rules and regulations of the Commission thereunder, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or Massachusetts state governmental authority or agency is necessary for the execution and delivery of this Agreement or the issuance, sale and delivery of Shares by the Company to the Underwriter pursuant to this Agreement.

                  (vi) The statements in the Prospectus under the captions "Description of Common Stock and Preferred Stock", insofar as such statements constitute matters of law or legal conclusions are correct in all material respects.

                  (vii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as such term is defined in the 1940 Act.

            In addition to the matters set forth above, such counsel shall confirm to you as follows: In the course of acting as counsel for the Company in connection with the preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with officers and other representatives of the Company, representatives of and counsel for the Underwriter and representatives of the independent public accountants of the Company, during which the contents of the Registration Statement and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth pursuant to paragraph (vi) above), subject to the foregoing and based on such participation and discussions:

                  (A) the Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (except for the financial statements, including the notes thereto, and other financial, statistical and accounting data and information, and information relating to the Underwriter and the method of distribution of the Shares by the Underwriter included therein or omitted therefrom, as to which such counsel need express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder,

                  (B) no facts have come to the attention of such counsel that have caused such counsel to believe that (1) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as set forth in the parenthetical in clause (A) above) or (2) the Prospectus, as of the date it was filed with the Commission pursuant to Rules 424(b) under the Securities Act and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (A) above),

                  (C) such counsel is not aware of any contract or other document of a character required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement that is not so filed, and

                  (D) such counsel is not aware of any action, proceeding or litigation pending, contemplated or threatened against the Company before any court or governmental or administrative agency or body that is required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus that is not so described.

            (c) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Melanie Haratunian, General Counsel for the Company, dated the Closing Date or the Option Closing Date, addressed to the Underwriter to the effect that the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under the Charter, By-Laws, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company.

            (d) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, an intellectual property opinion of The Law Offices of David Judson, intellectual property counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter) substantially in a form previously approved by you.

            (e) The Underwriter shall have received from Ropes & Gray LLP, counsel for the Underwriter, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect that:

                  (i) The Company is validly existing as a corporation and in good standing under Delaware law.

                  (ii) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Company.

            In addition to the matters set forth above, such opinion shall also include a statement that no facts have come to the attention of such counsel that have caused such counsel to believe that (i) the Registration Statement (as amended by any post-effective amendment filed prior to the date of such opinion), at the time the Registration Statement (or such post-effective amendment) became effective, and the Registration Statement as supplemented by the Prospectus and the Prospectus (as supplemented) specifically relating to the Shares, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b) under the Securities Act and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in the case of clauses (i) and (ii) above, such counsel need express no view as to financial statements and related notes and other financial, statistical and accounting data and information therein). With respect to such statement, Ropes & Gray LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (f) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of

PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations of the Commission thereunder and stating that in their opinion the financial statements examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations of the Commission thereunder; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

             (g) The Underwriter shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that as of the Closing Date or the Option Closing Date, as the case may be, each of them represents on behalf of the Company that the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

            (h) You shall have received on the date hereof a letter of BDO Seidman, LLP, dated October 26, 2005, in the form attached hereto as Exhibit II.

            (i) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

            (j) The Firm Shares and Option Shares, if any, have been approved for quotation upon notice of issuance on the Nasdaq National Market.

            (k) The Lockup Agreements described in Section 4(ix) are in full force and effect.

            If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

            In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

      7.    Conditions of the Obligations of the Company.

            The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that:

            (a) at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

            (b) the Underwriter provide a letter acknowledging and agreeing that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third, tenth and twelfth paragraphs under the caption "Underwriting" in the Prospectus.

      8.    Indemnification.

            (a) The Company agrees:

                  (i) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto and (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability of the Underwriter or controlling person arises out of or is based upon (A) an untrue statement or alleged untrue statement of a material fact contained in, or the omission or alleged omission of a material fact from, any Preliminary Prospectus that was corrected in the Prospectus or any amendment or supplement thereto, if such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of the sale of such Shares, a copy of the Prospectus or any amendment or supplement thereto, but only if the Company has previously furnished copies of the Prospectus or any such amendment or supplement to the Underwriter, or (B) an untrue statement or alleged untrue statement contained in, or the omission or alleged omission of a material fact from, the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof; and

                  (ii) except as otherwise provided in Section 8(a)(i), to reimburse the Underwriter and each such controlling person upon demand for any reasonable legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

            (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Sections 8(a)(i), 8(a)(ii) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Sections 8(a)(i), 8(a)(ii) or 8(b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of party indemnified pursuant to Section 8(a) and by the Company in the case of a party indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action or proceeding.

            (d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then the indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over the other contributing party, agrees that process issuing from such court may be served upon it by the other contributing party and consents to the service of such process and agrees that the other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

            (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

      9.    Notices.

            All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed or delivered and confirmed as follows: if to the Underwriter, to Deutsche Bank Securities Inc.,Underwriter address] and Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110,
Attention: Keith F. Higgins, Esq.; if to the Company, to Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142, Attention: General Counsel, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Susan W. Murley, Esq.

      10.   Termination.

            This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or National Market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company's Common Stock by the Nasdaq National Market, the Commission, or any other governmental authority or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or
(b) as provided in Section 6 of this Agreement.

      11.   Successors.

            This Agreement has been and is made solely for the benefit of the Underwriter and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

      12.   Miscellaneous.

            The Company acknowledges and agrees that the Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws provisions thereof.

            If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                [reminder of this page intentionally left blank]

                                       Very truly yours,

                                       AKAMAI TECHNOLOGIES, INC.


                                       By: /s/ Paul Sagan
                                          --------------------------------------
                                          Paul Sagan, Chief Executive Officer



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


DEUTSCHE BANK SECURITIES INC.



By:  /s/ Michael P. Murray
    --------------------------
    Michael P. Murray, Managing Director


By:  /s/ Edward R. Arnstein
    --------------------------
    Edward R. Arnstein, Director

                                   SCHEDULE I


                            SCHEDULE OF SUBSIDIARIES

AKAMAI TECHNOLOGIES Ltd. -- Incorporated in the United Kingdom

AKAMAI TECHNOLOGIES GMBH -- Incorporated in Germany

AKAMAI TECHNOLOGIES SARL -- Incorporated in France

AKAMAI TECHNOLOGIES NETHERLANDS BV - Incorporated in the Netherlands

AKAMAI INTERNAIONAL BV - Incorporated in the Netherlands

AKAMAI SECURITIES TRUST -- Registered in Massachusetts

K STREAMING LLC - Organized in Delaware

AKAMAI SALES LLC - Organized in Delaware

AKAMAI JAPAN KK - Incorporated in Japan

KAHUA HK LIMITED  - Organized in Hong Kong

SPEEDERA NETWORKS, INC. - Incorporated in Delaware

AKAMAI TECHNOLOGIES INDIA PRIVATE LTD. - Incorporated in India

                                   SCHEDULE II

                SCHEDULE OF PARTIES SUBJECT TO LOCK-UP AGREEMENTS



                               William A. Halter

                                 Peter J. Kight

                              Frederic V. Salerno

                               George H. Conrades

                               Martin M. Coyne II

                                 C. Kim Goodwin

                                 Ronald Graham

                               F. Thomas Leighton

                                   Paul Sagan

                               Naomi O. Seligman

                                  Lisa Arthur

                               Melanie Haratunian

                                 Robert Hughes

                                Chris Schoettle

                                 Robert Cobuzzi

                                  Cathy Welsh

                                    EXHIBIT I

                            FORM OF LOCK-UP AGREEMENT

                                October 31, 2005

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005


Dear Sirs and Mesdames:

      The undersigned understands that Akamai Technologies, Inc., a Delaware corporation (the "COMPANY"), proposes to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") with an underwriter (the "UNDERWRITER") of a proposed offering (the "OFFERING") of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK").

      To induce the Underwriter to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent and waiver of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending on January 30, 2006, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) dispositions of shares of Common Stock pursuant to a written plan for trading securities that is designed to satisfy the requirements of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and is existing on the date hereof and (ii) transactions relating to shares of Common Stock or other securities acquired by the undersigned in open market transactions or the sale or transfer of shares to the acquiror in connection with the sale of the Company pursuant to a merger, sale of stock, sale of assets or otherwise. In addition, the undersigned agrees that, without the prior written consent of the manager or managers, it will not, during the period commencing on the date hereof and ending on January 30, 2006, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, cause to be filed a registration statement with respect to Common Stock or such securities or publicly announce the intention to do any of the foregoing .

     Notwithstanding the foregoing: (i) bona fide gifts and transfers by will or intestacy; or (ii) dispositions or transfers to (A) the undersigned's members, partners, stockholders, affiliates or immediate family, (B) trusts, family limited partnerships or family limited liability companies for the direct or indirect benefit of the undersigned and/or members of the undersigned's immediate family, or (C) a trust or other entity for charitable and/or estate or financial planning purposes, shall not be prohibited by this agreement; provided, that in the case of any transfer or disposition pursuant to clauses
(i) or (ii) of this sentence, each donee or transferee shall agree in writing to be bound by the foregoing in the same manner as it applies to the undersigned. For purposes hereof, "immediate family" shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned and any lineal descendant, father, mother, brother or sister of the undersigned's spouse.

     The undersigned agrees that the terms of this lock-up supersede the terms of any and all other lock-ups relating to Common Stock of the Company entered into by the undersigned prior to the date hereof. If (1) the Company notifies you in writing that it does not intend to proceed with the Offering, (2) the registration statement or prospectus filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (3) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), or (4) the Closing Date shall not have occurred by November 15, 2005, this agreement shall be terminated and the undersigned shall be released from any obligations hereunder.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     The undersigned executes this lock-up agreement as of the date above written.

                                    Very truly yours,


                                    ------------------------------------
                                    (Print Name - Individual or Entity)

                                    ------------------------------------
                                    (Signature)

                                    ------------------------------------
                                    (Title, if applicable)

                                    ------------------------------------
                                    ------------------------------------
                                    ------------------------------------
                                    (Address)


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